Exhibit 99.2

                                   Delegation

      The undersigned hereby appoints Henry Salzhauer and Michael Salzhauer, or either of them, his or her true and lawful agent to execute and file with the Securities Exchange Commission any Schedule 13D, Schedule 13G, any amendments thereto and any related documentation which may be required to be filed in his or her individual capacity or in his or her capacity as a trustee, as a result of the undersigned's beneficial ownership of, or participation in a group with respect to, securities directly or indirectly beneficially owned by Benjamin Investors or any of its affiliates, and granting unto said agent full power and authority to do and perform each and every act and thing which he might or could do in person, hereby ratifying and confirming all that said agent may lawfully do or cause to be done by virtue hereof. The authority of Henry Salzhauer and Michael Salzhauer, or either of them, under this Delegation shall continue with respect to the undersigned until the undersigned is not longer required to file
Schedule 13Ds or Schedule 13Gs unless revoked earlier in writing.

Date: February 14, 2007


/s/ Anne Angowitz
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Anne Angowitz


/s/ Amanda Salzhauer
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Amanda Salzhauer


/s/ Charles Salzhauer
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Charles Salzhauer